DECHERT PRICE & RHOADS
                              1500 K Street, N.W.
                             Washington, D.C. 20005


                                October 13, 1997




Neuberger&Berman Advisers Management Trust
605 Third Avenue
Second Floor
New York, New York  10158-0006

     Re:      Post-Effective Amendment No. 25 to Registration
              Statement on Form N-1A for Neuberger&Berman
              Advisers Management Trust (the "Trust")
              (File Nos. 2-88566 and 811-4255)

Dear Sirs and Madams:

         We  hereby  consent  to the  reference  to our firm as  counsel  in the
Trust's  Statement  of  Additional   Information   contained  in  Post-Effective
Amendment No. 25 to the Trust's Registration Statement.

                                            Very truly yours,




                                            /S/ Dechert Price & Rhoads